UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2026 (August 9, 2026)

CHERRY HILL MORTGAGE INVESTMENT CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-36099	46-1315605
(State or other jurisdiction of incorporation)	Commission File Number:	(IRS Employer Identification No.)

4000 Route 66, Suite 310
Tinton Falls, NJ 07753
(Address of principal executive offices, including zip code)

877.870.7005
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CHMI	NYSE
8.20% Series A Cumulative Redeemable Preferred Stock, $0.01 par value	CHMI-PRA	NYSE
8.250% Series B Fixed-to-Floating Rate Cumulative Redeemable Perferred Stock, $0.01 par value	CHMI-PRB	NYSE

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On August 9, 2026, Cherry Hill Mortgage Investment Corporation, a Maryland corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with TPG Mortgage Investment Trust, Inc., a Maryland corporation (“Parent”), MIT Merger Sub II, LLC, a Delaware limited liability company and a subsidiary of Parent (“Merger Sub”), Cherry Hill Operating Partnership, LP, a Delaware limited partnership (the “Company Operating Partnership”), and, solely for limited purposes set forth therein, AG REIT Management, LLC, a Delaware limited liability company (“Parent Manager”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, (a) the Company Operating Partnership will merge with and into the Company (the “Partnership Merger”), with the Company surviving as the surviving corporation in the Partnership Merger, and (b) immediately following the Partnership Merger, the Company will merge with and into Merger Sub (the “Company Merger” and together with the Partnership Merger, the “Mergers”), with Merger Sub surviving as the surviving entity in the Company Merger.

The boards of directors of each of the Company and Parent have approved the Mergers and the Merger Agreement.

Subject to the terms and conditions set forth in the Merger Agreement, at the effective time of the Company Merger (the “Company Merger Effective Time”), each share of common stock, par value $0.01 per share, of the Company (“Company Common Stock”) issued and outstanding immediately prior to the Company Merger Effective Time (other than any shares of Company Common Stock held by the Company, Parent or any direct or indirect subsidiary of Parent or the Company, in each case, immediately prior to the Company Merger Effective Time, which shall automatically be cancelled and retired and shall cease to exist as of the Company Merger Effective Time, and no consideration will be delivered or deliverable in exchange therefor) will be canceled and extinguished and automatically converted into and shall thereafter represent only the right to receive, without interest thereon:

•
from Parent: (a) 0.3063 validly issued, fully paid and nonassessable shares of the common stock, par value $0.01 per share, of Parent pursuant to a fixed exchange ratio (“Parent Common Stock”), and (b) $0.41 per share in cash (the foregoing (a) and (b), together, the “Per Share Parent Consideration”); plus

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from Parent Manager (acting solely on its own behalf), as additional consideration: $0.52 per share in cash (the “Per Share Additional Manager Consideration” and together with the Per Share Parent Consideration, the “Common Stock Merger Consideration”).

In addition, pursuant to the Merger Agreement, at the Company Merger Effective Time,

•
each share of the Company’s 8.20% Series A Cumulative Redeemable Preferred Stock (“Company Series A Preferred Stock”) issued and outstanding immediately prior to the Company Merger Effective Time will be automatically converted into the right to receive one newly issued share of Parent’s 8.20% Series D Cumulative Redeemable Preferred Stock, which will have substantially the same rights, preferences, privileges and voting powers as the Company Series A Preferred Stock immediately prior to the Mergers;

•
each share of the Company’s 8.250% Series B Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock (“Company Series B Preferred Stock”) issued and outstanding immediately prior to the Company Merger Effective Time will be automatically converted into the right to receive one newly issued share of Parent’s Series E Floating Rate Cumulative Redeemable Preferred Stock, which will have substantially the same rights, preferences, privileges and voting powers as the Company Series B Preferred Stock immediately prior to the Mergers;

•
each restricted stock unit award in respect of a share of Company Common Stock granted under the Company’s equity plans (other than Company PSU Awards (as defined below)) that is outstanding immediately prior to the Company Merger Effective Time, whether or not vested, will automatically vest (to the extent not yet vested) and be settled in shares of Company Common Stock immediately prior to the Company Merger Effective Time, with the number of shares determined under the applicable award agreement, net settled in respect of applicable withholding taxes, and such shares will be treated as outstanding shares of Company Common Stock entitled to receive the Common Stock Merger Consideration;

•
each performance-based restricted stock unit award in respect of a share of Company Common Stock granted under the Company’s equity plans (each, a “Company PSU Award”) that is outstanding immediately prior to the Company Merger Effective Time, assuming maximum performance for the performance goals applicable to such Company PSU Awards, will automatically vest and be settled in shares of Company Common Stock immediately prior to the Company Merger Effective Time, net settled in respect of applicable withholding taxes, and such shares will be treated as outstanding shares of Company Common Stock entitled to receive the Common Stock Merger Consideration; and

•
each award of shares of restricted stock of the Company or any other shares of Company Common Stock subject to vesting conditions based on continuing service that is outstanding immediately prior to the Company Merger Effective Time will fully vest and all restrictions thereon will lapse at such time, and will be net settled in respect of applicable withholding taxes, and such remaining shares will be treated as outstanding shares of Company Common Stock entitled to receive the Common Stock Merger Consideration.

•
at the effective time of the Partnership Merger (the “Partnership Merger Effective Time”), each Company Common Unit (as defined in the Company Operating Partnership Agreement (as defined in the Merger Agreement)) (“Company Common Unit”) issued and outstanding immediately prior to the Partnership Merger Effective Time (other than Company Common Units held by the Company, Parent or any direct or indirect subsidiary of the Company or Parent, which will be automatically cancelled) will be converted into shares of Company Common Stock, which shares will be entitled to receive the Common Stock Merger Consideration.

•
Immediately prior to the Partnership Merger Effective Time, all outstanding LTIP Units (as defined in the Company Operating Partnership Agreement) will be converted into shares of Company Common Stock, which shares will be entitled to receive the Common Stock Merger Consideration.

The obligations of the Company, the Company Operating Partnership, Parent, Merger Sub and Parent Manager to consummate the Mergers are subject to the satisfaction or waiver of certain customary mutual closing conditions, including, among other things: (a) the absence of any law, order or injunction prohibiting the consummation of the Mergers; (b) the approval of the Company Merger and the Merger Agreement by a majority vote of the issued and outstanding shares of Company Common Stock; (c) the approval of the issuance of shares of Parent Common Stock in connection with the transactions by the affirmative vote of a majority of the votes cast by the holders of the outstanding shares of Parent Common Stock; (d) the registration statement on Form S-4 (the “Form S-4”) having been declared effective by the U.S. Securities and Exchange Commission (the “SEC”) and no stop order suspending its effectiveness being in effect and no proceedings for such purpose being pending before or threatened by the SEC; (e) the shares of Parent Common Stock, Parent Series D Cumulative Redeemable Preferred Stock and Parent Series E Cumulative Redeemable Preferred Stock to be issued in the Mergers having been approved for listing on the New York Stock Exchange (the “NYSE”), subject to official notice of issuance; and (f) the receipt of certain regulatory approvals arising in connection with the proposed transaction.

The obligations of Parent, Merger Sub and Parent Manager to consummate the Mergers are further subject to the satisfaction or waiver of certain additional customary closing conditions, including, among other things: (a) the representations and warranties of the Company and the Company Operating Partnership being true and correct as of the Closing Date (as defined in the Merger Agreement), subject to the materiality standards set forth in the Merger Agreement; (b) the Company and the Company Operating Partnership having duly performed and complied in all material respects with their covenants in the Merger Agreement; (c) the receipt by Parent of a certificate executed on behalf of the Company by its Chief Executive Officer or Chief Financial Officer confirming satisfaction of the conditions contained in the foregoing clauses (a) and (b); (d) receipt by Parent of a written opinion of Mayer Brown LLP with respect to the Company’s qualification as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”); and (e) receipt by Parent of a written opinion of Hunton Andrews Kurth LLP to the effect that the Company Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

The obligations of the Company and the Company Operating Partnership to consummate the Mergers are further subject to the satisfaction or waiver of certain additional customary closing conditions, including, among other things: (a) the representations and warranties of Parent, Merger Sub and Parent Manager being true and correct as of the Closing Date, subject to the materiality standards set forth in the Merger Agreement; (b) Parent, Merger Sub and Parent Manager having duly performed and complied in all material respects with their covenants in the Merger Agreement; (c) the receipt by the Company of a certificate executed on behalf of Parent and Parent Manager confirming satisfaction of the conditions contained in the foregoing clauses (a) and (b); (d) receipt by the Company of a written opinion of Hunton Andrews Kurth LLP with respect to Parent’s qualification as a REIT under the Code; and (e) receipt by the Company of a written opinion of Mayer Brown LLP to the effect that the Company Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

The Merger Agreement contains various customary representations and warranties of the Company, the Company Operating Partnership, Parent, Merger Sub and Parent Manager. The representations and warranties of the parties are subject to certain important qualifications and limitations set forth in confidential disclosure letters delivered by the Company, on the one hand, and Parent, on the other hand, and were made solely for purposes of the Merger Agreement. The representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders, and the representations and warranties are primarily intended to establish circumstances in which either of the parties may not be obligated to consummate the Mergers, rather than establishing matters as facts.

In addition, the Merger Agreement provides that each of the Company and Parent will, from the date of the Merger Agreement until the earlier of the Company Merger Effective Time or until the Merger Agreement is terminated (the “Interim Period”), use commercially reasonable efforts to operate their respective businesses in all material respects in the ordinary course consistent with past practice and to maintain and preserve intact, in all material respects, its business organization, its existing relationships with its key business partners, vendors and counterparties and to maintain all material permits. Each of the Company and Parent is subject to restrictions as specified in the Merger Agreement on certain actions each may take during the Interim Period, including related to amending organizational documents, declaring dividends, issuing or repurchasing capital stock, and engaging in certain business transactions.

The Merger Agreement provides for reciprocal “no-shop” provisions, which prohibit each of the Company, Parent and their respective subsidiaries from, among other things, (a) soliciting, initiating or knowingly encouraging or facilitating the making of a competing proposal, or (b) engaging in, continuing, or otherwise participating in discussions or negotiations regarding, or furnishing to any other person any information for the purpose of encouraging or facilitating, a competing proposal. The no-shop provisions are subject to certain exceptions as more fully described in the Merger Agreement, including the ability of the Company or Parent to engage in certain of the foregoing activities under certain circumstances in the event that it receives a bona fide, competing proposal that is, or would reasonably be expected to lead to, a “superior proposal,” that did not result from a material breach of the foregoing restrictions. The Company and Parent also may not enter into a letter of intent or agreement in principle or other agreement providing for a competing proposal or effect a change of recommendation.

At any time prior to obtaining the applicable requisite stockholder approval, under certain specified circumstances, the board of directors of each of the Company and Parent may change its recommendation to its stockholders regarding the Mergers, if such board of directors (i) determines in good faith after consulting with its independent financial advisor and outside legal counsel that the failure to do so would reasonably be expected to be inconsistent with such board of directors’ fiduciary duties under applicable law (outside the context of a competing proposal, which is addressed in the following prong (ii)) or (ii) in response to a bona fide unsolicited written competing proposal that such board of directors has determined in good faith, after consultation with its legal and financial advisors, is a “superior proposal,” provided the party intending to make the change of recommendation complies with the procedures set forth in the Merger Agreement.

The Merger Agreement provides that each of the Company and Parent will use reasonable best efforts to consummate the Mergers, including preparing and making all necessary filings with governmental authorities, responding to any requests for additional information and cooperating with each other in connection with obtaining all required regulatory approvals.

The Merger Agreement also provides that it is intended that the Company Merger qualify as a “reorganization” under Section 368(a) of the Code for U.S. federal income tax purposes. The Merger Agreement includes covenants related to the maintenance of the Company’s and Parent’s respective REIT status, including restrictions on dividends and distributions during the interim period (with carve-outs permitting minimum distribution dividends necessary to preserve REIT qualification).

The Merger Agreement contains certain termination rights for both the Company and Parent, including if there is a failure to complete the Mergers on or before March 9, 2027 (subject to extension by an additional 60 days if, by such date, the only closing conditions not satisfied are those relating to obtaining regulatory approvals), a failure to obtain the requisite stockholder approvals of the Company or Parent, a change of recommendation of the other party’s board of directors, a material breach of the no-shop covenants by the other party, acceptance of a superior proposal, or uncured breaches of the Merger Agreement by the other party. In the event of a termination of the Merger Agreement under certain circumstances, including a change of recommendation or the acceptance of a superior proposal, the Company or Parent, as applicable, would be required to pay the other party a termination fee of, in the case of payment by the Company, $4,700,000 and, in the case of payment by Parent, $7,990,000.

In the Merger Agreement, Parent has agreed to take all necessary corporate action so that upon and after the Company Merger Effective Time, the size of the Parent board of directors is increased by two members, and certain members of the Company board of directors designated by the Company are appointed to the Parent board of directors. Parent has further agreed to nominate such designees to the Parent board of directors at the next annual meeting following the Company Merger Effective Time.

The foregoing description of the Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

The Merger Agreement, and the foregoing description of the Merger Agreement, have been included to provide investors and the Company’s stockholders with information regarding the terms of the Mergers. The assertions embodied in the representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement, were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by information in confidential disclosure letters provided by the Company to Parent and by Parent to the Company in connection with the signing of the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the parties to the Merger Agreement. Accordingly, the representations and warranties in the Merger Agreement should not be relied on by any persons as characterizations of the actual state of facts and circumstances about the Company, Parent, Merger Sub or Parent Manager at the time they were made or otherwise, and information in the Merger Agreement should be considered in conjunction with the entirety of the factual disclosure about the Company in the Company’s public reports filed with the SEC. Information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Support Agreement

Concurrently with the execution and delivery of the Merger Agreement, the Company entered into a voting and support agreement (the “Support Agreement”) with AG MIT, LLC, a stockholder of the Company. Pursuant to the Support Agreement, AG MIT, LLC has agreed to, among other things, vote its shares of Company Common Stock in favor of the Merger Agreement and the Company Merger and related matters at the Company stockholders meeting, and against any competing proposal, subject to customary terms and conditions. AG MIT, LLC’s obligations under the Support Agreement will automatically terminate upon the earliest to occur of (a) the Company Merger Effective Time and (b) the valid termination of the Merger Agreement in accordance with its terms.

The foregoing description of the Support Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Support Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On August 10, 2026, the Company and Parent issued a joint press release announcing their entry into the Merger Agreement. A copy of the joint press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Item 7.01 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any registration statement or other document filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as otherwise expressly stated in such filing. In addition, the information contained in this Item 7.01 on Form 8-K will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Important Information for Investors and Stockholders

This communication is being made in respect of the proposed transaction involving the Company and Parent. In connection with the proposed transaction, the Company and Parent intend to file relevant materials with the SEC, including the Form S-4 that will contain a joint proxy statement/prospectus. The Form S-4 will be filed by Parent and will include a joint proxy statement/prospectus to be sent to both the stockholders of the Company and the stockholders of Parent. Promptly after the Form S-4 is declared effective by the SEC, the Company and Parent will mail the definitive joint proxy statement/prospectus and a proxy card to each of their respective stockholders entitled to vote at the applicable special meeting relating to the proposed transaction. This communication is not a substitute for the Form S-4, the joint proxy statement/prospectus or any other document that the Company or Parent may file with the SEC or send to their respective stockholders in connection with the proposed transaction. The materials to be filed by the Company and Parent will be made available to investors and stockholders at no expense to them and copies may be obtained free of charge on the Company’s website at www.chmireit.com and Parent’s website at www.mitt.tpg.com. In addition, all of those materials will be available at no charge on the SEC’s website at www.sec.gov. Investors and stockholders of the Company and Parent are urged to read the Form S-4, the joint proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction because they will contain important information about the Company, Parent and the proposed transaction.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to, and shall not, constitute an offer to sell or the solicitation of an offer to buy or exchange any securities, or a solicitation of any vote or approval, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Participation in the Solicitation

The Company, Parent and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders and Parent’s stockholders, respectively, in connection with the proposed transaction under SEC rules. Investors and stockholders may obtain more detailed information regarding the names, affiliations and interests of the Company’s executive officers and directors in the solicitation by reading the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and the joint proxy statement/prospectus and other relevant materials that will be filed with the SEC in connection with the proposed transaction when they become available. Investors and stockholders may obtain more detailed information regarding the names, affiliations and interests of Parent’s executive officers and directors in the solicitation by reading Parent’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and the joint proxy statement/prospectus and other relevant materials that will be filed with the SEC in connection with the proposed transaction when they become available. Information concerning the interests of the Company’s and Parent’s respective participants in the solicitation, which may, in some cases, be different from those of the Company’s or Parent’s stockholders generally, will be set forth in the joint proxy statement/prospectus relating to the proposed transaction when it becomes available.

Forward-Looking Statements

All statements and assumptions in this communication that do not directly and exclusively relate to historical facts could be deemed “forward-looking statements.” Forward-looking statements are often identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “may,” “could,” “should,” “forecast,” “goal,” “intends,” “objective,” “plans,” “projects,” “strategy,” “target” and “will” and similar words and terms or variations of such. These statements represent current intentions, expectations, beliefs or projections, and no assurance can be given that the results described in such statements will be achieved. Forward-looking statements include, among other things, statements about the potential benefits of the proposed transaction; the prospective performance and outlook of the Company’s and Parent’s respective businesses, performance and opportunities; the ability of the parties to complete the proposed transaction and the expected timing of completion of the proposed transaction; the ability to obtain the requisite approvals of the Company’s stockholders and Parent’s stockholders; the expected tax treatment of the proposed transaction; as well as any assumptions underlying any of the foregoing. Such statements are subject to numerous assumptions, risks, uncertainties and other factors that could cause actual results to differ materially from those described in such statements, many of which are outside of the control of the Company and Parent.

Important factors that could cause actual results to differ materially from those described in forward-looking statements include, but are not limited to: (a) the risk that the proposed transaction may not be completed in a timely manner or at all; (b) the failure to receive, on a timely basis or otherwise, the required approvals of the proposed transaction by the Company’s stockholders and Parent’s stockholders; (c) the possibility that any or all of the various conditions to the consummation of the proposed transaction may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (d) the possibility that competing offers or acquisition proposals for the Company or Parent will be made; (e) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, including in circumstances which would require the Company or Parent to pay a termination fee; (f) the effect of the announcement or pendency of the proposed transaction on the Company’s or Parent’s ability to attract, motivate or retain key executives and employees, their ability to maintain relationships with their respective customers, counterparties and business partners, or their respective operating results and business generally; (g) risks related to the proposed transaction diverting management’s attention from the Company’s or Parent’s ongoing business operations; (h) the amount of costs, fees and expenses related to the proposed transaction; (i) the risk that the Company’s or Parent’s stock price may decline significantly if the Mergers are not consummated; (j) risks that the proposed transaction may not qualify as a tax-free reorganization for U.S. federal income tax purposes; (k) the risk of stockholder litigation in connection with the proposed transaction, including resulting expense or delay; (l) changes in interest rates and their effect on the Company’s and Parent’s respective portfolios of mortgage-related assets; (m) the risk that the Company or Parent may fail to maintain qualification as a REIT; and (n) other factors as set forth from time to time in the Company’s and Parent’s respective filings with the SEC, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as may be updated or supplemented by any subsequent Quarterly Reports on Form 10-Q or other filings with the SEC. Readers are cautioned not to place undue reliance on such statements which speak only as of the date they are made. The Company does not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

2.1*
Agreement and Plan of Merger, dated as of August 9, 2026, by and among Cherry Hill Mortgage Investment Corporation, Cherry Hill Operating Partnership, LP, TPG Mortgage Investment Trust, Inc., MIT Merger Sub II, LLC and AG REIT Management, LLC

10.1	Voting and Support Agreement, dated as of August 9, 2026, by and between Cherry Hill Mortgage Investment Corporation and AG MIT, LLC

99.1	Joint Press Release, dated August 10, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule and similar attachment to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CHERRY HILL MORTGAGE INVESTMENT CORPORATION

Date: August 10, 2026

	By:	/s/ Apeksha Patel
Name: Apeksha Patel
Title: Chief Financial Officer